EXHIBIT 99.1


[H&R BLOCK LOGO]
NEWS RELEASE

FOR FURTHER INFORMATION
MEDIA CONTACTS:  Adam Miller or Michael Pascale, Abernathy MacGregor Group,
                 212-371-5999

H&R BLOCK DIRECTORS APPROVE DECLASSIFICATION OF BOARD

FOR IMMEDIATE RELEASE Aug. 13, 2007
-----------------------------------

         KANSAS CITY, Mo. - H&R Block, Inc. (NYSE: HRB) today announced that its board of directors voted to eliminate its staggered board structure starting with its 2008 annual meeting.

         The action follows discussions with several of the company's largest institutional shareholders. The company intends to hold a special meeting of shareholders before Dec. 31 to seek shareholder approval of an amendment to the company's articles of incorporation necessary for the change in board structure.

         In order to ensure that the board is fully declassified starting with the 2008 annual meeting, the board also adopted a bylaw amendment under which, to qualify for election and board service, each incumbent director must agree to resign from any portion of his or her current term that extends beyond the 2008 annual meeting. The bylaw amendment will take effect when the amendment to the articles becomes effective.

         "Eliminating our classified board structure will further enhance H&R Block's strong corporate governance practices," said Mark Ernst, Chairman, President and Chief Executive Officer of H&R Block. "Under our proposed new structure, each board member would be voted on by shareholders every year. Based upon my discussions with several of our largest shareholders over the last several weeks, we feel that this level of accountability is in the best interests of all our shareholders."

                                      # # #

ABOUT H&R BLOCK
H&R Block Inc. (NYSE: HRB) is a leading provider of tax, accounting, and related financial products and services. H&R Block is the world's largest tax services provider, having prepared more than 400 million tax returns since 1955. The company and its subsidiaries reported revenues of $4.0 billion and net income from continuing operations of $374.3 million in fiscal year 2007. The company has continuing operations in three principal business segments: Tax Services (income tax return preparation and related services and products via in-office, online and software solutions); Business Services (accounting, tax and business consulting services primarily for midsized companies); and Consumer Financial Services (tax-related banking services along with brokerage services, investment planning and related financial advice). Headquartered in Kansas City, Mo., H&R Block markets its continuing services and products under two leading brands - H&R Block and RSM McGladrey. For more information visit our Online Press Center at www.hrblock.com.

FORWARD-LOOKING STATEMENTS
This release may contain forward-looking statements, which are any statements that are not historical facts. These forward-looking statements are based upon the current expectations of the company and there can be no assurance that such expectations will prove to be correct. Because forward-looking statements involve risks and uncertainties and speak only as of the date on which they are made, the company's actual results could differ materially from these statements. These risks and uncertainties relate to, among other things, the company's pending sale of Option One Mortgage Corp.; competitive factors; regulatory capital requirements; the company's effective income tax rate; litigation; and changes in market, economic, political or regulatory conditions. Information concerning these risks and uncertainties is contained in Item 1A of the company's 2007 annual report on Form 10-K and in other filings by the company with the Securities and Exchange Commission.

IMPORTANT ADDITIONAL INFORMATION
On July 31, 2007, H&R Block began mailing to its shareholders a definitive proxy statement in connection with H&R Block's 2007 Annual Meeting of Shareholders. H&R Block urges its security holders to read the definitive proxy statement (as well as any amendments or supplements to the proxy statement) and other documents relating to the 2007 Annual Meeting when they become available, because the definitive proxy statement contains, and other documents will contain, important information. Security holders may obtain free copies of the definitive proxy statement (as well as any amendments or supplements to the proxy statement) and other relevant documents when available (including any additional proxy solicitation materials filed with the Securities and Exchange Commission (SEC)) at the SEC's website (www.sec.gov). In addition, copies of the definitive proxy statement and other documents may be obtained for free by directing a request to: H&R Block, Inc., Attn: Corporate Secretary, 1 H&R Block Way, Kansas City, MO 64105, (816) 854-3000 or from our website (www.hrblock.com). Copies of the proxy materials also may be requested by contacting our proxy solicitor, Innisfree M&A Incorporated, at 877-456-3463 toll-free.


















                                       2